     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 8, 1997

                                                     REGISTRATION NO.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                               WITCO CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        DELAWARE                                                  13-1870000
              (STATE OR OTHER JURISDICTION                           (I.R.S. EMPLOYER IDENTIFICATION NO.)
            OF INCORPORATION OR ORGANIZATION)

                    ONE AMERICAN LANE
                 GREENWICH, CONNECTICUT                                           06831-2559
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                  (ZIP CODE)

                            ------------------------

                               WITCO CORPORATION
                           1997 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                             DUSTAN E. MCCOY, ESQ.
                               WITCO CORPORATION
                               ONE AMERICAN LANE
                              GREENWICH, CT 06831
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                  203-552-2000
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                        CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                        AMOUNT OF        PROPOSED
                                                        SHARES TO        MAXIMUM        PROPOSED MAXIMUM      AMOUNT OF
                                                            BE        OFFERING PRICE        AGGREGATE        REGISTRATION
        TITLE OF SECURITIES TO BE REGISTERED            REGISTERED     PER SHARE(1)     OFFERING PRICE(1)        FEE
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $5.00 per share..............    3,000,000        $46.00          $138,000,000       $41,818.18
==========================================================================================================================

(1) Estimated solely for the purpose of determining the registration fee and based on the average of the high and low prices of the Registrant's Common Stock reported on the New York Stock Exchange on August 6, 1997 pursuant to Rule 457 of the Securities Act of 1933.

================================================================================

                                    PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     This Registration Statement incorporates herein by reference the following documents which have been filed with the Securities and Exchange Commission (the "Commission") by Witco Corporation as Registrant:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

          (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

          (c) The Registrant's Current Report on Form 8-K dated June 25, 1997;
     and

          (d) The description of the Registrant's Common Stock, par value $5.00 per share, contained in the Registrant's Registration Statement on Form 10, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that became effective on July 16, 1962.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of the post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards as described above, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Chancery Court or such other court shall deem proper.

     Section 145 of the General Corporation Law of the State of Delaware further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) thereof, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     The Restated Certificate of Incorporation of the Registrant provides, in effect, that, to the extent and under the circumstances permitted by subsections
(a) and (b) of Section 145 of the General Corporation Law of the State of Delaware, the Registrant (i) shall indemnify any director or officer who was or is made a party to or a witness in or is threatened to be made a party to or a witness in, or otherwise involved in, any action, suit or proceeding described in such subsections (a) and (b) by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any and all expenses, liabilities, amounts paid in settlement and amounts expended in seeking indemnification granted to such person, actually and reasonably incurred in connection therewith.

     An individual indemnification agreement is in effect between Witco and each director and officer thereof. Each agreement provides for total or partial indemnification in excess of that expressly permitted by statute for certain indemnifiable events, as described therein, relating to service as a past or current director or officer of Witco.

     Witco holds a directors and officers liability insurance policy with a liability limit of $50,000,000. There is a $500,000 deductible for acts indemnifiable by Witco.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8. EXHIBITS

     The following documents are filed as a part of this Registration Statement:

EXHIBIT                                       DESCRIPTION
-------   ------------------------------------------------------------------------------------
   4.1    Restated Certificate of Incorporation of the Registrant (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31,
          1994).

   4.2    Witco Corporation 1997 Stock Incentive Plan.

   5.1    Opinion of Dustan E. McCoy, General Counsel and Corporate Secretary of the
          Registrant, as to the legality of the securities to be registered.

  15.1    Letter re: unaudited interim financial information.

  23.1    Consent of Ernst & Young LLP.

  23.2    Consent of Dustan E. McCoy (included in Exhibit 5.1).

  24.1    Powers of Attorney (included in the signature pages hereof).

ITEM 9. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints E. GARY COOK, CAMILLO J. DIFRANCESCO or DUSTAN E. MCCOY acting severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his of her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, State of Connecticut, on August 8, 1997.

                                          WITCO CORPORATION

                                          By:          /s/ E. Gary Cook
                                               .................................

                                                        E. GARY COOK
                                                   CHAIRMAN OF THE BOARD,
                                                CHIEF EXECUTIVE OFFICER AND
                                                          PRESIDENT

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                   NAME                                        TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------
             /s/ E. GARY COOK               Chairman of the Board, Chief Executive           August 8, 1997
 .........................................    Officer and President; Director (Principal
              (E. GARY COOK)                  Executive Officer)

        /s/ CAMILLO J. DIFRANCESCO          Senior Vice President and Chief Financial        August 8, 1997
 .........................................    Officer (Principal Financial and
         (CAMILLO J. DIFRANCESCO)             Accounting Officer)

          /s/ DON L. BLANKENSHIP            Director                                         August 8, 1997
 .........................................
           (DON L. BLANKENSHIP)

            /s/ BRUCE R. BOND               Director                                         August 8, 1997
 .........................................
             (BRUCE R. BOND)

           /s/ SIMEON BRINBERG              Director                                         August 8, 1997
 .........................................
            (SIMEON BRINBERG)

           /s/ WILLIAM G. BURNS             Director                                         August 8, 1997
 .........................................
            (WILLIAM G. BURNS)

           /s/ WILLIAM R. GRANT             Director                                         August 8, 1997
 .........................................
            (WILLIAM R. GRANT)

          /s/ RICHARD M. HAYDEN             Director                                         August 8, 1997
 .........................................
           (RICHARD M. HAYDEN)

                   NAME                                        TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------
            /s/ HARRY G. HOHN               Director                                         August 8, 1997
 .........................................
             (HARRY G. HOHN)

           /s/ NICHOLAS PAPPAS              Director                                         August 8, 1997
 .........................................
            (NICHOLAS PAPPAS)

            /s/ DAN J. SAMUEL               Director                                         August 8, 1997
 .........................................
             (DAN J. SAMUEL)

           /s/ BRUCE F. WESSON              Director                                         August 8, 1997
 .........................................
            (BRUCE F. WESSON)

           /s/ WILLIAM WISHNICK             Director                                         August 8, 1997
 .........................................
            (WILLIAM WISHNICK)

                                 EXHIBIT INDEX

EXHIBIT                                       DESCRIPTION
-------   ------------------------------------------------------------------------------------
   4.1    Restated Certificate of Incorporation of the Registrant (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31,
          1994).

   4.2    Witco Corporation 1997 Stock Incentive Plan.

   5.1    Opinion of Dustan E. McCoy, General Counsel and Corporate Secretary of the
          Registrant, as to the legality of the securities to be registered.

  15.1    Letter re: unaudited interim financial information.

  23.1    Consent of Ernst & Young LLP.

  23.2    Consent of Dustan E. McCoy (included in Exhibit 5.1).

  24.1    Powers of Attorney (included on the signature pages hereof).